As filed with the Securities and Exchange Commission on October
2, 1998
                                      Registration No. 33-
================================================================

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                     ______________________

                            FORM S-8
                     REGISTRATION STATEMENT
                            Under the
                     SECURITIES ACT OF 1933
                     ______________________

                    STATE STREET CORPORATION
     (Exact Name of Registrant as Specified in Its Charter)


MASSACHUSETTS                               04-2456637
(State or Other Jurisdiction of            (I.R.S. Employer
Incorporation or Organization)              Identification No.)

        225 Franklin Street, Boston, Massachusetts 02110
      (Address of Principal Executive Offices) (Zip Code)

                  STATE STREET GLOBAL ADVISORS
                    EQUITY COMPENSATION PLAN
                    (Full Title of the Plan)

                 MAUREEN SCANNELL BATEMAN, ESQ.
          Executive Vice President and General Counsel
                   State Street Corporation
        225 Franklin Street, Boston, Massachusetts 02110
            (Name and Address of Agent For Service)

                       (617)786-3000
  (Telephone Number, Including Area Code, of Agent For Service)

                           Copy to:

                     ROBERT F. HAYES, ESQ.
                          Ropes & Gray
                    One International Place
                  Boston, Massachusetts 02110
                         (617)951-7000

                CALCULATION OF REGISTRATION FEE
_________________________________________________________________

                              Proposed   Proposed
Title of                      Maximum    Maximum
Securities                    Offering   Aggregate   Amount of
to be          Amount to be   Price Per  Offering    Registration
Registered(1)  Registered(1)  Share(2)   Price(2)    Fee
-------------  -------------  ---------  ----------  ------------
Common Stock   600,000        $55.53125  $33,318,750   $9,829
$1 Par Value   shares


(1) Includes Preferred Share Purchase Rights. Prior to the occurrence of certain events the Preferred Share Purchase Rights will not be evidenced separately from the Common Stock. Also includes such additional shares of Common Stock as may be required in the event of a stock dividend, recapitalization or other change in the Registrant's capital stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities
     Act of 1933. The aggregate offering price has been estimated on the basis of the average of the high and low price for the Registrant's Common Stock as reported on the New York Stock Exchange on September 30, 1998.


                        EXPLANATORY NOTE

     This Registration Statement covers 600,000 shares of the Registrant's Common stock (and Preferred Share Purchase Rights) to be issued pursuant to the State Street Global Advisors Equity
Compensation Plan.


                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant hereby incorporates the following documents herein by reference:

    (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission (the "Commission") on
         March 26, 1998.

    (2) The Registrant's Quarterly Reports on form 10-Q for the periods ended March 31, 1998, as filed with the Commission on May 12, 1998, and June 30, 1998, as filed with the Commission on August 14, 1998.

    (3) The description of the Registrant's Common Stock included in the Registrant's effective registration statement on Form 8-A, as filed with the Commission on September 30, 1988, as amended by Amendment No.1 thereto filed with the Commission on October 22, 1990 and Amendment No.2 filed with the Commission on July 7, 1998.

    (4)  The Registrant's Current Reports on Form 8-K dated July
         7, 1998 and Form 8-K/A dated September 17, 1998.

    (5) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Registrant's Annual Report referred to above.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares to be offered hereby will be passed upon for the Registrant by Ropes & Gray. Truman S. Casner, a partner of Ropes & Gray, is a director of the Registrant and owns beneficially a total of 13,858 shares of Common Stock of the Registrant. Ropes & Gray performs services for the Registrant from time to time.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 67 of Chapter 156B of the General Laws of Massachusetts provides that to the extent specified in or authorized by the articles of organization, a by-law adopted by stockholders, or a vote adopted by the holders of the majority of shares of stock entitled to vote on the election of directors, a corporation may indemnify directors, officers, employees and other agents of the corporation, (and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan) except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that the action was in the best interest of the corporation or the participants or beneficiaries of such employee benefit plan.

     The Restated Articles of Organization of the Registrant
(Article 6) provide the following:

The corporation shall to the fullest extent legally permissible indemnify each person who is or was a director, officer, employee or other agent of the corporation and each person who is or was serving at the request of the corporation as a director, trustee, officer, employee or other agent of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements, reasonably incurred by him in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of his being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall not have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of such other organization shall be deemed so to have acted in good faith with respect to the corporation) or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan. Expenses, including but not limited to counsel fees and disbursements, so incurred by any such person in defending any such action, suit or proceeding, shall be paid from time to time by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person indemnified to repay the amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized hereunder.

If, in an action, suit or proceeding brought by or in the name of the corporation, a director of the corporation is held not liable for monetary damages, whether because that director is relieved of personal liability under the provisions of this Article Six of the

Articles of Organization, or otherwise, that director shall be deemed to have met the standard of conduct set forth above and to be entitled to indemnification for expenses reasonably incurred in the defense of such action, suit or proceeding.

As to any matter disposed of by settlement by any such person, pursuant to a consent decree or otherwise, no such indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, (a) by vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), or (b) by any disinterested person or persons to whom the question may be referred by vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested person, or (d) by any disinterested person or persons to whom the question may be referred by vote of the holders of a majority of such stock. No such approval shall prevent the recovery from any such director, officer, employee, agent or trustee of any amounts paid to him or on his behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director, officer, employee, agent or trustee may be entitled or which may lawfully be granted to him. As used herein, the terms "director", "officer", "employee", "agent" and "trustee" include their respective executors, administrators and other legal representatives, an "interested" person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a "disinterested" person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board of directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or other agent of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     In addition, the Registrant maintains a directors' and officers' liability insurance policy.

     Article 6 of the Registrant's Restated Articles of Organization also provides that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, provided, however, that this paragraph of Article Six shall not eliminate the liability of a director to the extent such liability is imposed by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation or law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for paying a dividend, approving a stock repurchase or making loans which are illegal under certain provisions of Massachusetts law, as the same exists or hereafter may be amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit No.         Description

4.1 Restated Articles of Organization as amended (filed with the Securities and Exchange Commission as Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated by reference)

4.2 By-laws as amended (filed with the Securities and Exchange Commission as Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated by reference)

5.1                 Opinion of Counsel

15.1                Letter re unaudited interim financial
                    information

23.1                Consent of Ernst & Young LLP

23.2                Consent of Ropes & Gray (included in
                    Exhibit 5.1)

24.1                Power of Attorney (contained in Part II
                    hereof under Signature and Power of Attorney)

99.1                State Street Global Advisors Equity
                    Compensation Plan

ITEM 9.  UNDERTAKINGS.

(a)    The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section

15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  SIGNATURES AND POWER OF ATTORNEY


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts on the 2nd day of October, 1998.



                                      STATE STREET CORPORATION

                                   By: /s/Rex S. Schuette
                                      ---------------------------
                                           Rex S. Schuette
                                      Senior Vice President and
                                      Chief Accounting Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 10, 1998.


     In addition, the undersigned officers and directors of State Street Corporation (the "Corporation") hereby severally constitute and appoint Ronald L. O'Kelley, Maureen Scannell Bateman and Rex S. Schuette, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to the Registration Statement on Form S-8 of the Corporation, and generally to do all such things in our name and on our behalf in our capacities as indicated to enable the Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be required by our said attorneys or any of them, to any and all amendments.

     Signature                        Title
     ---------                        -----

/s/Marshall N. Carter
-------------------------  Chairman and Chief Executive Officer
  Marshall N. Carter       and Director (Principal Executive
                           Officer)

/s/Ronald L. O'Kelley
-------------------------  Executive Vice President and Chief
  Ronald L. O'Kelley       Financial Officer (Principal Financial
                           Officer)

/s/Rex S. Schuette
-------------------------  Senior Vice President and Chief
  Rex S. Schuette          Accounting Officer (Principal
                           Accounting Officer)


-------------------------  Director
  Tenley E. Albright

/s/I. MacAllister Booth
-------------------------  Director
  I. MacAllister Booth

/s/James I. Cash, Jr.
-------------------------  Director
  James I. Cash, Jr.

/s/Truman S. Casner
-------------------------  Director
  Truman S. Casner

/s/Nader F. Darehshori
-------------------------  Director
   Nader F. Darehshori

/s/Arthur L. Goldstein
-------------------------  Director
  Arthur L. Goldstein

/s/David P. Gruber
-------------------------  Director
  David P. Gruber

/s/Charles F. Kaye
-------------------------  Director
  Charles F. Kaye

/s/John M. Kucharski
-------------------------  Director
  John M. Kucharski

     Signature                        Title
     ---------                        -----

/s/Charles R. LaMantia
-------------------------  Director
  Charles R. LaMantia


-------------------------  Director
  David B. Perini

/s/Dennis J. Picard
-------------------------  Director
  Dennis J. Picard

/s/Alfred Poe
-------------------------  Director
  Alfred Poe

/s/Bernard W. Reznicek
-------------------------  Director
  Bernard W. Reznicek

/s/David A. Spina
-------------------------  Director
  David A. Spina

/s/Diane C. Walsh
-------------------------  Director
  Diana C. Walsh

/s/Robert E. Weissman
-------------------------  Director
  Robert E. Weissman

                   INDEX TO EXHIBITS



Exhibit Number                  Exhibit
--------------                  -------
4.1            Restated Articles of Organization as amended
               (filed with the Securities and Exchange
               Commission as Exhibit 3.1 to Registrant's Annual
               Report on Form 10-K for the fiscal year ended
               December 31, 1997, and incorporated by
               reference)

4.2 By-laws as amended (filed with the Securities and Exchange Commission as Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated by reference)

5.1            Opinion of Counsel

15.1           Letter re unaudited interim financial
               information

23.1           Consent of Ernst & Young LLP

23.2           Consent of Ropes & Gray (included in Exhibit 5.1)

24.1 Power of Attorney (contained in Part II hereof under Signature and Power of Attorney)

99.1           State Street Global Advisors Equity Compensation
               Plan